The following power of attorney has been signed in counterparts on the date indicated.

                      POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


   WHEREAS, Southern New England Telecommunications Corporation, a Connecticut corporation ("Corporation"), proposes to file shortly with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended ("Act"), a registration statement for the registration, under said Act, of 200,000 shares of the Corporation's common stock for the Corporation's 1996 Non-Employee Director Stock Plan; and

    WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, and holds the office, or offices, in the Corporation herein below indicated under their name, respectively;

    NOW, THEREFORE, the undersigned, and each of them, hereby constitutes and appoints Madelyn M. DeMatteo their attorney-in-fact for them and in their name, place and stead, and in each of their offices and capacities with the Corporation, to sign and file such registration statement and any and all additional post-effective amendments in connection with the Corporation's 1996 Non-Employee Director Stock Plan, including prospectuses and amendments thereto, and the exhibits thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.


IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney this 31st day of May, 1996.



Principal Executive Officer:              Directors:

/s/ D. J. Miglio                           /s/ William F. Andrews
    D. J. Miglio                               William F. Andrews, Director
Chairman, President, Chief
Executive Officer and Director
                                           /s/ Richard H. Ayers
Principal Financial and                        Richard H. Ayers, Director
Accounting Officer:

/s/ Donald R. Shassian                     /s/ Zoe Baird
    Donald R. Shassian                         Zoe Baird, Director
Senior Vice President and
Chief Financial Officer
                                           /s/ Robert L. Bennett
                                               Robert L. Bennett, Director


                                           /s/ Barry M. Bloom
                                               Barry M. Bloom, Director


                                           /s/ Frank J. Connor
                                               Frank J. Connor, Director


                                           /s/ William R. Fenoglio
                                               William R. Fenoglio, Director


                                           /s/ Claire L. Gaudiani
                                               Claire L. Gaudiani, Director


                                           /s/ James R. Greenfield
                                               James R. Greenfield, Director


                                           /s/ Ira D. Hall
                                               Ira D. Hall, Director


                                           /s/ Burton G. Malkiel
                                               Burton G. Malkiel, Director


                                           /s/ Frank R. O'Keefe, Jr.
                                               Frank R. O'Keefe, Jr., Director